UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Iconic Sports Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Cayman Islands	001-40953	98-1596288
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

190 Elgin Avenue George Town, Grand Cayman Cayman Islands (Address of principal executive offices)	KY1-9008 (Zip Code)

+44 (0) 2703 93702

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ICNC.U	The New York Stock Exchange
Class A ordinary shares included as part of the Units	ICNC	The New York Stock Exchange
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ICNC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 26, 2021, Iconic Sports Acquisition Corp., a Cayman Islands exempted company (the “Company”), consummated an initial public offering (the “IPO”) of 34,500,000 units (the “Units”), which included the exercise in full of the underwriters’ option to purchase an additional 4,500,000 Units at the initial public offering price to cover over-allotments, at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $345,000,000.

Prior to the closing of the IPO, Iconic Sports Management LLC (the “Sponsor”), purchased an aggregate of 17,025,000 private placement warrants at a price of $1.00 per private placement warrant to generate gross proceeds to the Company of $17,025,000.

A total of $353,625,000, comprised of certain proceeds from the IPO (which amount includes $10,325,000 of the underwriters’ deferred discount), was placed into a segregated U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of October 26, 2021 reflecting receipt of the proceeds upon consummation of the IPO has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

99.1	Audited Balance Sheet, as of October 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2021

ICONIC SPORTS ACQUISITION CORP.

By:	/s/ Fausto Zanetton
Name:	Fausto Zanetton
Title:	Chief Financial Officer and Co-Chief Executive Officer